Press Contact:	Investor Relations Contact:
Robyn Blum	Sami Badri
Cisco	Cisco
1 (408) 930-8548	1 (469) 420-4834
rojenkin@cisco.com	sambadri@cisco.com
CISCO REPORTS THIRD QUARTER EARNINGS

News Summary:
•Double-digit top and bottom-line growth exceeding the high end of our guidance
◦Record revenue of $15.8 billion, up 12% year over year; GAAP EPS of $0.85, up 37% year over year; and non-GAAP EPS of $1.06, up 10% year over year
◦GAAP gross margin of 63.6% and non-GAAP gross margin of 66.0%; GAAP operating margin of 25.0% and non-GAAP operating margin of 34.2%, demonstrating strong execution and operational efficiencies
•Broad-based, record high demand for Cisco technology
◦Total product orders up 35% year over year; up 19% excluding hyperscalers
◦Growth in networking product orders accelerated to more than 50% year over year
•Significant momentum and raised expectations for AI infrastructure from hyperscalers
◦$5.3 billion of orders taken year to date; raising expected FY26 orders to $9 billion, up from $5 billion
◦Raising expected FY26 revenue to $4 billion, up from $3 billion
•Major multi-year, multi-billion-dollar campus networking refresh cycle underway
◦Campus networking orders grew greater than 25% year over year, with the next-generation portfolio ramping faster than prior product launches
◦Data center switching orders grew greater than 40% year over year
•Q3 FY 2026 Results:
◦Revenue: $15.8 billion
▪Increase of 12% year over year
◦Earnings per Share: GAAP: $0.85; Non-GAAP: $1.06
▪GAAP EPS increased 37% year over year
▪Non-GAAP EPS increased 10% year over year
•Q4 FY 2026 Guidance (1):
◦Revenue: $16.7 billion to $16.9 billion
◦Earnings per Share: GAAP: $0.80 to $0.85; Non-GAAP: $1.16 to $1.18
•FY 2026 Guidance (1):
◦Revenue: $62.8 billion to $63.0 billion
◦Earnings per Share: GAAP: $3.16 to $3.21; Non-GAAP: $4.27 to $4.29
(1) EPS guidance includes the estimated impact of tariffs based on current trade policy.

SAN JOSE, Calif. -- May 13, 2026 -- Cisco (NASDAQ: CSCO) today reported third quarter results for the period ended April 25, 2026. Cisco reported third quarter revenue of $15.8 billion, net income on a generally accepted accounting principles (GAAP) basis of $3.4 billion or $0.85 per share, and non-GAAP net income of $4.2 billion or $1.06 per share.
“Cisco delivered record quarterly revenue in Q3 and we saw very strong, broad-based demand for our products, demonstrating the relevance of our technology for connecting and securing AI,” said Chuck Robbins, chair and CEO of Cisco. “Cisco is well-positioned as the critical infrastructure for the AI era, building on our technology leadership and customer trust, while innovating at the speed and scale that our dynamic world demands.”
“In Q3, we once again delivered double-digit growth on both the top and bottom lines which exceeded the high end of our guidance, coupled with record non-GAAP operating income,” said Mark Patterson, CFO of Cisco. “Our record results demonstrate great execution and financial discipline by our teams, enabling us to deliver shareholder value while we pursue the significant opportunities we see ahead.”

GAAP Results

	Q3 FY 2026		Q3 FY 2025		vs. Q3 FY 2025
Revenue	$15.8	billion	$14.1	billion	12%
Net Income	$3.4	billion	$2.5	billion	35%
Diluted Earnings per Share (EPS)	$0.85		$0.62		37%

Non-GAAP Results

	Q3 FY 2026		Q3 FY 2025		vs. Q3 FY 2025
Net Income	$4.2	billion	$3.8	billion	10%
EPS	$1.06		$0.96		10%
Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled "Reconciliations of GAAP to non-GAAP Measures."
Cisco Declares Quarterly Dividend
Cisco has declared a quarterly dividend of $0.42 per common share to be paid on July 22, 2026, to all stockholders of record as of the close of business on July 6, 2026. Future dividends will be subject to Board approval.

Financial Summary
All comparative percentages are on a year-over-year basis unless otherwise noted.
Q3 FY 2026 Highlights
Revenue -- Total revenue was $15.8 billion, up 12%, with product revenue up 17% and services revenue down 1%.
Revenue by geographic segment was: Americas up 14%, EMEA up 9%, and APJC up 9%. Product revenue performance reflected growth in Networking, up 25% and Observability up 3%. Collaboration was down 1%. Security was flat.
Gross Margin -- On a GAAP basis, total gross margin, product gross margin, and services gross margin were 63.6%, 61.9%, and 69.2%, respectively, as compared with 65.6%, 64.4%, and 68.7%, respectively, in the third quarter of fiscal 2025.
On a non-GAAP basis, total gross margin, product gross margin, and services gross margin were 66.0%, 64.3%, and 71.6%, respectively, as compared with 68.6%, 67.6%, and 71.3%, respectively, in the third quarter of fiscal 2025.
Total gross margins by geographic segment were: 63.7% for the Americas, 71.3% for EMEA and 66.1% for APJC.
Operating Expenses -- On a GAAP basis, operating expenses were $6.1 billion, up 1% year over year, and were 38.6% of revenue. Non-GAAP operating expenses were $5.0 billion, up 5%, and were 31.9% of revenue.
Operating Income -- GAAP operating income was $4.0 billion, up 24%, with GAAP operating margin of 25.0%. Non-GAAP operating income was $5.4 billion, up 11%, with non-GAAP operating margin at 34.2%.
Provision for Income Taxes -- The GAAP tax provision rate was 16.5%. The non-GAAP tax provision rate was 19.0%.
Net Income and EPS -- On a GAAP basis, net income was $3.4 billion, an increase of 35%, and EPS was $0.85, an increase of 37%. On a non-GAAP basis, net income was $4.2 billion, an increase of 10%, and EPS was $1.06, an increase of 10%.
Cash Flow from Operating Activities -- $3.8 billion for the third quarter of fiscal 2026, a decrease of 7%, compared with $4.1 billion for the third quarter of fiscal 2025.
Balance Sheet and Other Financial Highlights
Cash and Cash Equivalents and Investments -- $16.6 billion at the end of the third quarter of fiscal 2026, compared with $16.1 billion at the end of fiscal 2025.
Remaining Performance Obligations (RPO) -- $43.5 billion, up 4% in total. Product RPO was up 6%, of which long-term RPO was $11.7 billion, up 6%. Services RPO was up 2%.
Deferred Revenue -- $28.6 billion, up 2% in total, with deferred product revenue up 2% and deferred services revenue up 2%.
Capital Allocation -- In the third quarter of fiscal 2026, we returned $2.9 billion to stockholders through share buybacks and dividends. We declared and paid a cash dividend of $0.42 per common share, or $1.7 billion, and repurchased approximately 16 million shares of common stock under our stock repurchase program at an average price of $80.28 per share for an aggregate purchase price of $1.3 billion. The remaining authorized amount for stock repurchases under the program is $9.6 billion with no termination date.

Guidance
Cisco expects to achieve the following results for the fourth quarter of fiscal 2026:

Q4 FY 2026
Revenue	$16.7 billion - $16.9 billion
Non-GAAP gross margin	65.5% - 66.5%
Non-GAAP operating margin	34% - 35%
Non-GAAP EPS	$1.16 - $1.18
Cisco estimates that GAAP EPS will be $0.80 to $0.85 for the fourth quarter of fiscal 2026.
Cisco expects to achieve the following results for fiscal 2026:

FY 2026
Revenue	$62.8 billion - $63.0 billion
Non-GAAP EPS	$4.27 - $4.29
Cisco estimates that GAAP EPS will be $3.16 to $3.21 for fiscal 2026.
Margin and EPS guidance includes the estimated impact of tariffs based on current trade policy.
Our Q4 FY 2026 guidance assumes an effective tax provision rate of approximately 16% for GAAP and approximately 19% for non-GAAP results. Our FY 2026 guidance assumes an effective tax provision rate of approximately 15% for GAAP and approximately 19% for non-GAAP results.
A reconciliation between the guidance on a GAAP and non-GAAP basis is provided in the tables entitled "GAAP to non-GAAP Guidance" located in the section entitled "Reconciliations of GAAP to non-GAAP Measures."
Editor's Notes:
•Q3 fiscal year 2026 conference call to discuss Cisco's results along with its guidance will be held on Wednesday, May 13, 2026 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).
•Conference call replay will be available from 4:00 p.m. Pacific Time, May 13, 2026 to 10:00 p.m. Pacific Time, May 19, 2026 at 1-800-839-2232 (United States) or 1-203-369-3662 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.
•Additional information regarding Cisco's financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, May 13, 2026. The conference call will also be livestreamed on YouTube at https://www.youtube.com/live/oihjxLboqdk & LinkedIn at https://www.linkedin.com/events/7455725440733798400. Text of the conference call's prepared remarks will be available within 24 hours of completion of the call. The webcast and livestreaming will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 25, 2026	April 26, 2025	April 25, 2026	April 26, 2025
REVENUE:
Product	$12,117	$10,374	$34,836	$30,722
Services	3,724	3,775	11,237	11,259
Total revenue	15,841	14,149	46,073	41,981
COST OF SALES:
Product	4,613	3,688	12,752	10,927
Services	1,148	1,183	3,524	3,544
Total cost of sales	5,761	4,871	16,276	14,471
GROSS MARGIN	10,080	9,278	29,797	27,510
OPERATING EXPENSES:
Research and development	2,377	2,335	7,132	6,920
Sales and marketing	2,855	2,724	8,607	8,148
General and administrative	661	739	2,082	2,286
Amortization of purchased intangible assets	228	244	690	774
Restructuring and other charges	(1)	34	182	709
Total operating expenses	6,120	6,076	18,693	18,837
OPERATING INCOME	3,960	3,202	11,104	8,673
Interest income	214	250	646	774
Interest expense	(377)	(403)	(1,097)	(1,225)
Other income (loss), net	242	(102)	423	(121)
Interest and other income (loss), net	79	(255)	(28)	(572)
INCOME BEFORE PROVISION FOR INCOME TAXES	4,039	2,947	11,076	8,101
Provision for income taxes	666	456	1,668	471
NET INCOME	$3,373	$2,491	$9,408	$7,630

Net income per share:
Basic	$0.85	$0.63	$2.38	$1.92
Diluted	$0.85	$0.62	$2.36	$1.91
Shares used in per-share calculation:
Basic	3,952	3,972	3,954	3,981
Diluted	3,982	4,002	3,987	4,004

CISCO SYSTEMS, INC.
REVENUE BY SEGMENT
(In millions, except percentages)

	April 25, 2026
	Three Months Ended		Nine Months Ended
	Amount	Y/Y %	Amount	Y/Y %
Revenue:
Americas	$9,569	14%	$27,403	10%
EMEA	4,054	9%	12,262	10%
APJC	2,218	9%	6,409	7%
Total	$15,841	12%	$46,073	10%
Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.
GROSS MARGIN PERCENTAGE BY SEGMENT
(In percentages)

	April 25, 2026
	Three Months Ended	Nine Months Ended
Gross Margin Percentage:
Americas	63.7%	65.4%
EMEA	71.3%	71.7%
APJC	66.1%	66.3%

CISCO SYSTEMS, INC.
REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES
(In millions, except percentages)

	April 25, 2026
	Three Months Ended		Nine Months Ended
	Amount	Y/Y %	Amount	Y/Y %
Revenue:
Networking	$8,815	25%	$24,877	20%
Security	2,008	—%	6,006	(2)%
Collaboration	1,024	(1)%	3,133	1%
Observability	269	3%	820	3%
Total Product	12,117	17%	34,836	13%
Services	3,724	(1)%	11,237	—%
Total	$15,841	12%	$46,073	10%
Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	April 25, 2026	July 26, 2025
ASSETS
Current assets:
Cash and cash equivalents	$7,083	$8,346
Investments	9,557	7,764
Accounts receivable, net of allowance of $73 at April 25, 2026 and $69 at July 26, 2025	6,480	6,701
Inventories	4,708	3,164
Financing receivables, net	2,936	3,061
Other current assets	5,795	5,950
Total current assets	36,559	34,986
Property and equipment, net	2,577	2,113
Financing receivables, net	3,642	3,466
Goodwill	59,292	59,136
Purchased intangible assets, net	7,850	9,175
Deferred tax assets	7,558	7,356
Other assets	8,068	6,059
TOTAL ASSETS	$125,546	$122,291
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$11,932	$5,232
Accounts payable	2,970	2,528
Income taxes payable	173	1,857
Accrued compensation	3,290	3,611
Deferred revenue	16,446	16,416
Other current liabilities	4,730	5,420
Total current liabilities	39,541	35,064
Long-term debt	19,371	22,861
Income taxes payable	2,304	2,165
Deferred revenue	12,153	12,363
Other long-term liabilities	3,316	2,995
Total liabilities	76,685	75,448
Total equity	48,861	46,843
TOTAL LIABILITIES AND EQUITY	$125,546	$122,291

CISCO SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 25, 2026	April 26, 2025	April 25, 2026	April 26, 2025
Cash flows from operating activities:
Net income	$3,373	$2,491	$9,408	$7,630
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	637	626	1,902	2,176
Share-based compensation expense	914	945	2,903	2,693
Provision for receivables	2	10	11	17
Deferred income taxes	(153)	(410)	(217)	(792)
(Gains) losses on divestitures, investments and other, net	(263)	57	(500)	52
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	133	437	187	1,406
Inventories	(788)	100	(1,549)	541
Financing receivables	86	175	(34)	505
Other assets	40	(89)	(602)	(516)
Accounts payable	208	349	444	(10)
Income taxes, net	161	283	(2,342)	(2,002)
Accrued compensation	(212)	(138)	(332)	(431)
Deferred revenue	149	31	(141)	(524)
Other liabilities	(530)	(810)	(347)	(786)
Net cash provided by operating activities	3,757	4,057	8,791	9,959
Cash flows from investing activities:
Purchases of investments	(3,139)	(805)	(7,367)	(3,066)
Proceeds from sales of investments	439	437	1,884	2,228
Proceeds from maturities of investments	1,508	1,282	3,811	3,985
Acquisitions, net of cash and cash equivalents acquired and divestitures	—	(34)	(46)	(291)
Purchases of non-marketable equity securities	(634)	(128)	(699)	(265)
Return of investments in non-marketable equity securities	168	14	223	108
Acquisition of property and equipment	(414)	(261)	(1,020)	(688)
Other	2	—	(6)	(5)
Net cash provided by (used in) investing activities	(2,070)	505	(3,220)	2,006
Cash flows from financing activities:
Issuances of common stock	—	—	354	320
Repurchases of common stock - repurchase program	(1,250)	(1,505)	(4,605)	(4,748)
Shares repurchased for tax withholdings on vesting of restricted stock units	(294)	(255)	(1,362)	(910)
Short-term borrowings, original maturities of 90 days or less, net	(338)	(1,491)	412	(479)
Issuances of debt	6,399	6,982	10,640	17,388
Repayments of debt	(4,862)	(7,163)	(7,854)	(18,545)
Dividends paid	(1,660)	(1,627)	(4,894)	(4,812)
Other	(34)	(78)	(32)	(80)
Net cash used in financing activities	(2,039)	(5,137)	(7,341)	(11,866)
Effect of foreign currency exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(24)	(15)	(57)	(23)
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(376)	(590)	(1,827)	76
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	7,459	9,508	8,910	8,842
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$7,083	$8,918	$7,083	$8,918
Supplemental cash flow information:
Cash paid for interest	$604	$601	$1,305	$1,370
Cash paid for income taxes, net	$659	$583	$4,228	$3,265

CISCO SYSTEMS, INC.
REMAINING PERFORMANCE OBLIGATIONS
(In millions, except percentages)

	April 25, 2026		January 24, 2026		April 26, 2025
	Amount	Y/Y%	Amount	Y/Y%	Amount	Y/Y%
Product (1)	$22,058	6%	$21,977	8%	$20,752	10%
Services	21,404	2%	21,429	2%	20,915	5%
Total	$43,462	4%	$43,406	5%	$41,667	7%
(1) As of the end of the third quarter of fiscal 2026, long-term product RPO was $11.7 billion, up 6% year over year.

CISCO SYSTEMS, INC.
DEFERRED REVENUE
(In millions)

	April 25, 2026	January 24, 2026	April 26, 2025
Deferred revenue:
Product	$13,461	$13,371	$13,170
Services	15,138	15,032	14,821
Total	$28,599	$28,403	$27,991
Reported as:
Current	$16,446	$16,199	$16,081
Noncurrent	12,153	12,204	11,910
Total	$28,599	$28,403	$27,991

CISCO SYSTEMS, INC.
DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK
(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted-Average Price per Share	Amount	Amount
Fiscal 2026
April 25, 2026	$0.42	$1,660	16	$80.28	$1,252	$2,912
January 24, 2026	$0.41	$1,617	18	$76.29	$1,351	$2,968
October 25, 2025	$0.41	$1,617	29	$68.28	$2,001	$3,618

Fiscal 2025
July 26, 2025	$0.41	$1,625	19	$64.65	$1,252	$2,877
April 26, 2025	$0.41	$1,627	25	$59.78	$1,504	$3,131
January 25, 2025	$0.40	$1,593	21	$58.58	$1,236	$2,829
October 26, 2024	$0.40	$1,592	40	$49.56	$2,003	$3,595

CISCO SYSTEMS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME
(In millions)

	Three Months Ended		Nine Months Ended
	April 25, 2026	April 26, 2025	April 25, 2026	April 26, 2025
GAAP net income	$3,373	$2,491	$9,408	$7,630
Adjustments to cost of sales:
Share-based compensation expense	150	152	451	434
Amortization of acquisition-related intangible assets	221	263	682	917
Acquisition/divestiture-related costs	7	17	21	53
Supplier component remediation charge (adjustment)	—	(7)	—	(7)
Total adjustments to GAAP cost of sales	378	425	1,154	1,397
Adjustments to operating expenses:
Share-based compensation expense	764	778	2,430	2,222
Amortization of acquisition-related intangible assets	228	244	690	774
Acquisition/divestiture-related costs	83	197	282	687
Significant asset impairments and restructurings	(1)	34	182	709
Total adjustments to GAAP operating expenses	1,074	1,253	3,584	4,392
Adjustments to interest and other income (loss), net:
(Gains) and losses on investments	(273)	19	(529)	(72)
Total adjustments to GAAP interest and other income (loss), net	(273)	19	(529)	(72)
Total adjustments to GAAP income before provision for income taxes	1,179	1,697	4,209	5,717
Income tax effect of non-GAAP adjustments	(325)	(357)	(1,104)	(1,256)
Significant tax matters	—	—	(132)	(829)
Total adjustments to GAAP provision for income taxes	(325)	(357)	(1,236)	(2,085)
Non-GAAP net income	$4,227	$3,831	$12,381	$11,262

CISCO SYSTEMS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP EPS

	Three Months Ended		Nine Months Ended
	April 25, 2026	April 26, 2025	April 25, 2026	April 26, 2025
GAAP EPS	$0.85	$0.62	$2.36	$1.91
Adjustments to GAAP:
Share-based compensation expense	0.23	0.23	0.72	0.66
Amortization of acquisition-related intangible assets	0.11	0.13	0.34	0.42
Acquisition/divestiture-related costs	0.02	0.05	0.08	0.18
Significant asset impairments and restructurings	—	0.01	0.05	0.18
(Gains) and losses on investments	(0.07)	—	(0.13)	(0.02)
Income tax effect of non-GAAP adjustments	(0.08)	(0.09)	(0.28)	(0.31)
Significant tax matters	—	—	(0.03)	(0.21)
Non-GAAP EPS	$1.06	$0.96	$3.11	$2.81
Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME
(In millions, except percentages)

	Three Months Ended
	April 25, 2026
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$7,504	$2,576	$10,080	$6,120	1%	$3,960	24%	$79	$3,373	35%
% of revenue	61.9%	69.2%	63.6%	38.6%		25.0%		0.5%	21.3%
Adjustments to GAAP amounts:
Share-based compensation expense	64	86	150	764		914		—	914
Amortization of acquisition-related intangible assets	221	—	221	228		449		—	449
Acquisition/divestiture-related costs	2	5	7	83		90		—	90
Significant asset impairments and restructurings	—	—	—	(1)		(1)		—	(1)
(Gains) and losses on investments	—	—	—	—		—		(273)	(273)
Income tax effect/significant tax matters	—	—	—	—		—		—	(325)
Non-GAAP amount	$7,791	$2,667	$10,458	$5,046	5%	$5,412	11%	$(194)	$4,227	10%
% of revenue	64.3%	71.6%	66.0%	31.9%		34.2%		(1.2)%	26.7%

	Three Months Ended
	April 26, 2025
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$6,686	$2,592	$9,278	$6,076	$3,202	$(255)	$2,491
% of revenue	64.4%	68.7%	65.6%	42.9%	22.6%	(1.8)%	17.6%
Adjustments to GAAP amounts:
Share-based compensation expense	67	85	152	778	930	—	930
Amortization of acquisition-related intangible assets	263	—	263	244	507	—	507
Acquisition/divestiture-related costs	4	13	17	197	214	—	214
Supplier component remediation charge (adjustment)	(7)	—	(7)	—	(7)	—	(7)
Significant asset impairments and restructurings	—	—	—	34	34	—	34
(Gains) and losses on investments	—	—	—	—	—	19	19
Income tax effect/significant tax matters	—	—	—	—	—	—	(357)
Non-GAAP amount	$7,013	$2,690	$9,703	$4,823	$4,880	$(236)	$3,831
% of revenue	67.6%	71.3%	68.6%	34.1%	34.5%	(1.7)%	27.1%
Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME
(In millions, except percentages)

	Nine Months Ended
	April 25, 2026
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$22,084	$7,713	$29,797	$18,693	(1)%	$11,104	28%	$(28)	$9,408	23%
% of revenue	63.4%	68.6%	64.7%	40.6%		24.1%		(0.1)%	20.4%
Adjustments to GAAP amounts:
Share-based compensation expense	195	256	451	2,430		2,881		—	2,881
Amortization of acquisition-related intangible assets	682	—	682	690		1,372		—	1,372
Acquisition/divestiture-related costs	6	15	21	282		303		—	303
Significant asset impairments and restructurings	—	—	—	182		182		—	182
(Gains) and losses on investments	—	—	—	—		—		(529)	(529)
Income tax effect/significant tax matters	—	—	—	—		—		—	(1,236)
Non-GAAP amount	$22,967	$7,984	$30,951	$15,109	5%	$15,842	10%	$(557)	$12,381	10%
% of revenue	65.9%	71.1%	67.2%	32.8%		34.4%		(1.2)%	26.9%

	Nine Months Ended
	April 26, 2025
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$19,795	$7,715	$27,510	$18,837	$8,673	$(572)	$7,630
% of revenue	64.4%	68.5%	65.5%	44.9%	20.7%	(1.4)%	18.2%
Adjustments to GAAP amounts:
Share-based compensation expense	189	245	434	2,222	2,656	—	2,656
Amortization of acquisition-related intangible assets	917	—	917	774	1,691	—	1,691
Acquisition/divestiture-related costs	12	41	53	687	740	—	740
Supplier component remediation charge (adjustment)	(7)	—	(7)	—	(7)	—	(7)
Significant asset impairments and restructurings	—	—	—	709	709	—	709
(Gains) and losses on investments	—	—	—	—	—	(72)	(72)
Income tax effect/significant tax matters	—	—	—	—	—	—	(2,085)
Non-GAAP amount	$20,906	$8,001	$28,907	$14,445	$14,462	$(644)	$11,262
% of revenue	68.0%	71.1%	68.9%	34.4%	34.4%	(1.5)%	26.8%
Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE
(In percentages)

	Three Months Ended		Nine Months Ended
	April 25, 2026	April 26, 2025	April 25, 2026	April 26, 2025
GAAP effective tax rate	16.5%	15.5%	15.1%	5.8%
Total adjustments to GAAP provision for income taxes	2.5%	2.0%	3.9%	12.7%
Non-GAAP effective tax rate	19.0%	17.5%	19.0%	18.5%

GAAP TO NON-GAAP GUIDANCE

Q4 FY 2026	Gross Margin Rate	Operating Margin Rate	Earnings per Share (1)
GAAP	63.5% - 64.5%	23% - 24%	$0.80 - $0.85
Estimated adjustments for:
Share-based compensation expense	1.0%	5.0%	$0.14 - $0.15
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	1.0%	3.0%	$0.10 - $0.11
Significant asset impairments and restructurings (2)	—	3.0%	$0.09 - $0.10
Non-GAAP	65.5% - 66.5%	34% - 35%	$1.16 - $1.18

FY 2026	Earnings per Share (1)
GAAP	$3.16 - $3.21
Estimated adjustments for:
Share-based compensation expense	$0.67 - $0.68
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	$0.43 - $0.44
Significant asset impairments and restructurings (2)	$0.12 - $0.13
(Gains) and losses on investments	($0.11)
Significant tax matters	($0.03)
Non-GAAP	$4.27 - $4.29
(1) Estimated adjustments to GAAP earnings per share are shown after income tax effects.
(2) On May 13, 2026, Cisco announced a restructuring plan in order to allow it to invest in key growth opportunities including silicon, optics, security and AI. In connection with this restructuring plan, Cisco currently estimates that it will recognize pre-tax charges of up to $1 billion consisting of severance and other one-time termination benefits, and other costs. Cisco expects to recognize approximately $450 million of these charges in the fourth quarter of fiscal 2026 with the remaining amount expected to be recognized during fiscal 2027.
Margin and EPS guidance includes the estimated impact of tariffs based on current trade policy.
Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on investments, significant tax matters, or other items, which may or may not be significant.

Forward Looking Statements, Non-GAAP Information and Additional Information
This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as being well positioned for the AI era, the significant momentum and raised expectations of AI infrastructure from hyperscalers, the major multi-year, multi-billion-dollar campus networking refresh, the speed and scale of our innovation, the significant opportunities that lie ahead, and the timing and size of the restructuring) and the future financial performance of Cisco (including the guidance for Q4 FY 2026 and full year FY 2026) that involve risks and uncertainties, such as the actual impact of tariffs on our guidance for Q4 FY 2026 and full year FY 2026. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; our development and use of artificial intelligence; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market, cloud, enterprise and other customer markets; the return on our investments in certain key priority areas, and in certain geographical locations, as well as maintaining leadership in Networking and services; the timing of orders and manufacturing and customer lead times; supply constraints; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and services markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, other intellectual property, antitrust, stockholder and other matters, and governmental investigations; our ability to achieve the benefits of restructurings and possible changes in the size and timing of related charges; cyber attacks, data breaches or other incidents; vulnerabilities and critical security defects; our ability to protect personal data; evolving regulatory uncertainty; terrorism; natural catastrophic events (including as a result of global climate change); any pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco's most recent reports on Forms 10-Q and 10-K filed on February 17, 2026 and September 3, 2025, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco's most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco's results of operations for the three and nine months ended April 25, 2026 are not necessarily indicative of Cisco's operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.
This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.
These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco's results of operations in conjunction with the corresponding GAAP measures.
Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.
For its internal budgeting process, Cisco's management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition/divestiture-related costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on investments, the income tax effects of the foregoing and significant tax matters. Cisco's management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.
About Cisco
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